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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 1999, relating to the consolidated financial statements which appears in the 1998 Annual Report to Shareholders of V.F. Corporation, which is incorporated by reference in the V.F. Corporation Annual Report on Form 10-K for the year ended January 2, 1999. We also consent to the incorporation by reference of our report dated February 4, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


                                                  /s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP

December 21, 1999